UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 20, 2021

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 1.01 Entry into a Material Definitive Agreement.

Registered Direct Offering and Concurrent Private Placement

On July 20, 2021, Staffing 360 Solutions, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell in a registered direct offering (the “Registered Direct Offering”), 2,199,132 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), to the Purchasers at an offering price of $3.45 per share and associated Warrant (as defined herein). Pursuant to the Purchase Agreement, in a concurrent private placement (together with the Registered Direct Offering, the “Offerings”), the Company is also selling to the Purchasers unregistered warrants (the “Warrants”) to purchase up to an aggregate of 1,099,566 shares of Common Stock, representing 50% of the shares of Common Stock that may be purchased in the Registered Direct Offering (the “Warrant Shares”). The Warrants are exercisable at an exercise price of $3.80 per share, are exercisable immediately upon issuance and have a term of exercise equal to five years from the date of issuance.

The Company expects to receive net proceeds from the sale of the Shares, after deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $6.76 million. While the Company’s Series G Preferred Stock is outstanding, it is required to use the proceeds of any sales of equity securities, including the common stock offered in the Registered Direct Offering, exclusively to redeem any outstanding shares of Series G Preferred Stock, subject to certain limitations. The Company has received a waiver from Jackson Investment Group, LLC (“JIG”), the sole holder of the outstanding shares of its Series G Preferred Stock, to pay accrued and unpaid interest and prepay a portion of the outstanding principal balance of the Second Amended and Restated 12% Senior Secured Note, due September 30, 2022, which currently has outstanding principal amount of $16,077,706 (the “Outstanding Note”), and will pay accrued and unpaid dividends on the Series G-1 Convertible Preferred Stock upon conversion of such preferred stock into a debt instrument. See “—Jackson Consent”. We will use the remaining net proceeds for general working capital purposes.

The Offerings are expected to close on July 23, 2021, subject to satisfaction of customary closing conditions.

As previously reported, on December 21, 2020, the Company entered into an engagement letter (as amended, the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the Offerings. The Company will pay Wainwright an aggregate cash fee equal to 7.5% of the gross proceeds of the Offerings and a management fee equal to 1.0% of the gross proceeds of the Offerings, and reimburse Wainwright for a non-accountable expense allowance of $85,000 and $12,900 for clearing expenses. Additionally, the Company has agreed to issue to Wainwright or its designees as compensation warrants to purchase up to 164,935 shares of Common Stock, equal to 7.5% of the aggregate number of shares of Common Stock placed in the Registered Direct Offering (the “Wainwright Warrants”). The Wainwright Warrants have a term of five (5) years from the commencement of sales under the Registered Direct Offering and an exercise price of $4.3125 per share of Common Stock (equal to 125% of the offering price per share of Common Stock).

None of the Warrants, the Wainwright Warrants, the Warrant Shares or the shares of Common Stock issuable upon the exercise of the Wainwright Warrants (the “Wainwright Warrant Shares”) are registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants, Warrant Shares, Wainwright Warrants and Wainwright Warrant Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.

The sale of the Shares will be made pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-230503), including a prospectus contained therein dated April 11, 2019, as supplemented by a prospectus supplement, dated July 20, 2021, relating to the Registered Direct Offering.

The Purchase Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by Company against certain liabilities of the Purchasers.

A copy of the opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The foregoing descriptions of the terms and conditions of the Purchase Agreement, the form of Warrant and form of Wainwright Warrant, are qualified in their entirety by reference to the full text of the Purchase Agreement, the form Warrant and the form of Wainwright Warrant, copies of which are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and which are incorporated herein by reference.

Jackson Consent

In connection with the Offerings, on July 22, 2021 the Company entered into a Limited Consent (the “Limited Consent”) with JIG whereby, among other things, JIG agreed that the Company may effect the Offerings and use $5 million of the net proceeds thereof to pay accrued and unpaid interest and prepay a portion of the outstanding principal balance of the Outstanding Note, notwithstanding certain provisions of the certificate of designation for the Series G Convertible Preferred Stock that would have required the Company to use all the proceeds from the Offerings to redeem the Series G Convertible Preferred Stock. The foregoing description of the Limited Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the Limited Consent, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Conversion of Series G Convertible Preferred Stock into Senior Debt

On July 21, 2022, the Company exchanged its outstanding shares of Series G Convertible Preferred Stock and Series G-1 Preferred Stock for senior indebtedness by entering into a new 12% Senior Secured Note, in aggregate principal amount of $7,733,000 (the “New Note”), which amount represented all of the outstanding Series G Preferred Stock and Series G-1 Convertible Preferred Stock of the Company held by JIG as of July 21, 2022, under that certain Second Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”), dated as of October 26, 2020, among JIG as purchaser, the Company and certain of the Company’s subsidiaries. The New Note is deemed issued pursuant to the Purchase Agreement.

Under the terms of the New Note, the Company is required to pay interest on the New Note at a per annum rate of 12%, in cash only, accruing from and after the date of the Note and until the entire principal balance of the Note shall have been repaid in full, and on and at all times during which the “Default Rate” (as defined in the Note Purchase Agreement) applies, to the extent permitted by law, at a per annum rate of 17%. The entire outstanding principal balance of the New Note is due and payable in full on September 30, 2022. Upon an Event of Default (as defined in the Note Purchase Agreement), the principal of the New Note and all accrued and unpaid interest thereon may be accelerated and declared or otherwise become due and payable in accordance with the terms of the Note Purchase Agreement.

As previously reported on the Company’s Current Report on Form 8-K, filed on October 27, 2020, the Note Purchase Agreement contains customary events of default for a senior secured loan including, among other events of default, (i) failure to timely pay interest and principal, (ii) other breaches and violation of the Note Purchase Agreement, (iii) bankruptcy and insolvency events affecting the Company and/or its subsidiaries and (iv) the occurrence of a material adverse effect on the Company. In addition to customary remedies for senior secured lenders following an event of default, JIG shall have the right to cause the Company to engage a financial advisor to provide a valuation analyses of the Company as a going concern and analyses of strategic alternatives that may be available to the Company. The Company will be obligated to provide all such analyses to JIG.

The Note Purchase Agreement also contains restrictions against incurrence of additional debt, payment of dividends or other distributions (whether in cash, securities or other property) on any of the Company’s equity interest or repayment of debt, consolidations, mergers, sales of assets or change in control and financial covenants.

The foregoing descriptions of the New Note and the Note Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the New Note and the Note Purchase Agreement, copies of which are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 related to the New Note and the Note Purchase Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Warrants, the Warrant Shares, the Wainwright Warrants, the Wainwright Warrant Shares and the New Note is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 related to the New Note and the Note Purchase Agreement is hereby incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On July 20, 2021, the Company issued a press release regarding the Registered Direct Offering and Concurrent Private Placement described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Wainwright Warrant

5.1	Opinion of Haynes and Boone, LLP

10.1	Form of Securities Purchase Agreement

10.2	Limited Consent

10.3	12% Senior Secured Note

10.4	Second Amended and Restated Note Purchase Agreement (previously filed as Exhibit 10.1 to the Company’s Form 8-K, filed with the SEC on October 27, 2020).

23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

99.1	Press Release, dated July 20, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2021	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer